Exhibit 99.1

NR 14-0201

Media Contact: Paul Gennaro SVP & Chief Communications Officer 212.973.3167 Paul.Gennaro@aecom.com	Investor Contact: Paul Cyril SVP, Investor Relations 213.593.8322 Paul.Cyril@aecom.com

AECOM reports first-quarter fiscal year 2014 results

Quarter Highlights

•                  Free cash flow of $117 million; seventh-consecutive quarter exceeding net income.

•                  Backlog of $18.4 billion with $3.7 billion in new wins.

•                  Company invests $25 million to repurchase approximately 800,000 shares.

•                  Reported EPS of $0.58.

•                  Full-year targeted diluted EPS range of $2.50 to $2.60 for fiscal year 2014.

LOS ANGELES (Feb. 4, 2014) — AECOM Technology Corporation (NYSE: ACM) reported first-quarter revenue of $2 billion and net service revenue1, of $1.2 billion.  Operating income equaled $90 million, reported net income2 was $56 million, and diluted earnings per share equaled $0.58.

During the first quarter, the company recorded a gain in equity in earnings of joint ventures reflecting the increase in value of its AECOM Arabia joint venture due to its significant growth, expanded service offerings, and substantial market opportunities. The gain was a result of obtaining control of the joint venture requiring its consolidation.  For comparison purposes, excluding non-cash, non-recurring adjustments to equity earnings, diluted earnings per share equaled $0.37.

	First Quarter
($ in millions, except EPS)	Q1 FY13	Q1 FY14	YOY % Change
Gross Revenue	$2,017	$1,954	(3.1%)
Net Service Revenue[1]	$1,245	$1,151	(7.5%)
Operating Income	$62	$90	46.0%
Net Income[2]	$38	$56	48.0%
Earnings per Share[2]	$0.36	$0.58	61.1%
Operating Cash Flow	$67	$137	104.8%
Free Cash Flow[3]	$54	$117	115.3%

*All comparisons are year over year unless noted otherwise.

“We continued to execute our long-term growth strategy during the quarter, as we saw solid growth opportunities across our key markets,” said John M. Dionisio, AECOM chairman and chief executive officer.  “We are encouraged by the momentum in large construction-management wins along with a cautious resumption of U.S. federal project startups, now that a budget has been passed.”

“During the quarter, we won $3.7 billion in new projects, reflecting our strongest quarter ever for new wins,” said Michael S. Burke, AECOM president.  “These wins enhance backlog and visibility, giving us increased confidence in the future – a future in which our ability to deliver an integrated-delivery offering of design, build, finance, and operations and maintenance differentiates AECOM in the industry.”

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New Wins and Backlog
New wins in the quarter of $3.7 billion were driven by strength in the company’s construction services business as well as in the Management Support Services segment.  The company’s book-to-burn ratio4 was 1.9x for the quarter, with total backlog at Dec. 31, 2013, of $18.4 billion, up 8 percent compared to the same period last year.  These results demonstrate the underlying strength of AECOM’s business as clients increasingly turn to the company for its integrated service platform and global expertise.

Business Segments

In addition to providing consolidated financial results, AECOM reports separate financial information for its two segments: Professional Technical Services (PTS) and Management Support Services (MSS).

Professional Technical Services

The PTS segment delivers planning, consulting, architecture and engineering design, as well as program and construction management services to institutional, commercial and public-sector clients worldwide.

Revenue of $1.8 billion was down 0.1 percent compared to the first quarter of fiscal year 2013, and net service revenue (NSR) declined 4.8 percent to $1.0 billion, driven by declines in the Americas design business and Australia.  The company had growth in EMEA, Asia and its global construction services business.  Operating income increased 26.5 percent in the quarter.

Management Support Services

The MSS segment provides program and facilities management and maintenance, training, logistics, consulting, technical assistance and systems integration services, primarily for agencies of the U.S. government.

Revenue declined 25.3 percent to $184 million compared to the same period last year, and net service revenue declined 27.4 percent to $110 million.  Declines in revenue and NSR were primarily due to the shift of business mix from low-margin work to higher-margin projects, as reflected in our migration away from operations in the Middle East.  Recent wins in the MSS segment reflect the successful diversification of this business.  Operating profit increased 110 percent benefiting from a gain on an MSS project.  Excluding this item, margins still improved.

Tax Rate

The company’s first-quarter effective tax rate was 29.4 percent, inclusive of a non-controlling interest deduction.

Cash Flow

Cash flow from operations for the quarter was $137 million.  Free cash flow, which includes capital expenditures of $21 million, totaled $117 million.  Days sales outstanding (DSOs) improved by 1 day to 93 in the quarter compared to the first quarter of last year.  The company reconfirmed that it is well positioned to meet its fiscal 2014 target of generating free cash flow roughly equal to its net income.

Share Repurchase

During the quarter, the company invested $24.8 million to repurchase approximately 800,000 shares.  $340 million remains in the company’s current share repurchase authorization as of the end of the first quarter of fiscal year 2014.

Balance Sheet

As of Dec. 31, 2013, AECOM had $682 million of total cash and cash equivalents, $1.2 billion of debt and $1.05 billion in committed bank facilities with $876.3 million in unused capacity.

Fiscal 2014 Outlook

AECOM is targeting EPS for fiscal year 2014 of $2.50 to $2.60.  The mid-point of the guidance range assumes flat NSR growth and a higher EBITDA margin.  In addition, the company is targeting a full-year tax rate of 29 percent and a full-year share count of 98 million shares.  This updated range includes the benefit of the non-recurring items in equity earnings less additional foreign exchange headwinds due to the strengthening of the U.S. dollar.

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Five-Year Free Cash Flow Target

AECOM reaffirms its five-year cumulative free cash flow target of $1.3 billion to $1.8 billion, which includes fiscal years 2013 through 2017.

AECOM is hosting a conference call today at 11 a.m. EST, during which management will make a brief presentation focusing on the company’s results, strategies and operating trends.  Interested parties can listen to the conference call and view accompanying slides via webcast at www.aecom.com.  The webcast will be available for replay following the call.

1AECOM’s revenue includes a significant amount of pass-through costs and, therefore, the company believes that revenue, net of other direct costs (net service revenue, or NSR), which is a non-GAAP measure, also provides a meaningful perspective on its business results. See the accompanying reconciliation of revenue, net of other direct costs, to revenue, the closest comparable GAAP measure.

2Attributable to AECOM.

3Free cash flow is defined as cash flow from operations less capital expenditures and is a non-GAAP measure.  See the accompanying reconciliation of free cash flow from operations, to cash flow from operations, the closest comparable GAAP measure.

4Book-to-burn ratio is defined as the amount of gross revenue wins divided by gross revenue recognized during the period.

About AECOM

AECOM is a global provider of professional technical and management support services to a broad range of markets, including transportation, facilities, environmental, energy, water and government.  With approximately 45,000 employees around the world, AECOM is a leader in all of the key markets that it serves.  AECOM provides a blend of global reach, local knowledge, innovation and technical excellence in delivering solutions that create, enhance and sustain the world’s built, natural, and social environments.  A Fortune 500 company, AECOM serves clients in more than 150 countries and had revenue of $8.1 billion during the 12 months ended Dec. 31, 2013.  More information on AECOM and its services can be found at www.aecom.com.

Forward-Looking Statements: All statements in this press release other than statements of historical fact are “forward looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue, profit margins, cash flows, share count or other financial items; any statements of the plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance.  Although we believe that the expectations reflected in our forward looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward looking statements.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in forward-looking statements include: uncertainties related to global economic conditions and funding, audits, modifications and termination of long-term government contracts; losses under fixed-price contracts; limited control over operations run through our joint venture entities; misconduct by our employees or consultants or our failure to comply with laws or regulations; failure to successfully execute our merger and acquisition strategy; the failure to retain and recruit key technical and management personnel; and unexpected adjustments and cancellations related to our backlog.  Additional factors that could cause actual results to differ materially from our forward looking statements are set forth in our reports filed with the Securities and Exchange Commission.  We do not intend, and undertake no obligation, to update any forward looking statement.

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”).  In particular, the company believes that non-GAAP financial measures such as revenue, net of other direct costs, and free cash flow also provide a meaningful perspective on its business results as the company utilizes this information to evaluate and manage the business.  This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

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AECOM Technology Corporation

Consolidated Statement of Income

(unaudited - in thousands, except per share data)

	Three Months Ended
	December 31, 2012	December 31, 2013	% Change

Revenue	$2,017,272	$1,953,875	(3.1%)
Other direct costs	772,254	802,397	3.9%
Revenue, net of other direct costs (non-GAAP)	1,245,018	1,151,478	(7.5%)
Cost of revenue, net of other direct costs	1,166,900	1,073,280	(8.0%)
Gross profit	78,118	78,198	0.1%

Equity in earnings of joint ventures	5,915	36,083	510.0%
General and administrative expenses	(22,102)	(23,845)	7.9%
Income from operations	61,931	90,436	46.0%

Other income	671	17	(97.5%)
Interest expense, net	(10,921)	(10,427)	(4.5%)
Income before income tax expense	51,681	80,026	54.8%

Income tax expense	12,703	23,485	84.9%

Net income	38,978	56,541	45.1%

Noncontrolling interest in income of consolidated subsidiaries, net of tax	(869)	(145)	(83.3%)

Net income attributable to AECOM	$38,109	$56,396	48.0%

Net income attributable to AECOM per share:
Basic	$0.36	$0.59	63.9%
Diluted	$0.36	$0.58	61.1%

Weighted average shares outstanding:
Basic	104,759	96,302	(8.1%)
Diluted	105,538	97,590	(7.5%)

AECOM Technology Corporation

Balance Sheet and Cash Flow Information

(unaudited - in thousands)

	September 30, 2013	December 31, 2013
Balance Sheet Information:
Total cash and cash equivalents	$600,677	$681,743
Accounts receivable – net	2,342,262	2,410,041
Working capital	1,078,053	1,089,177
Working capital, net of cash and cash equivalents	477,376	407,434
Total debt	1,173,325	1,204,085
Total assets	5,665,623	5,837,421
Total AECOM stockholders’ equity	2,021,443	2,036,266

	Three Months Ended
	December 31, 2012	December 31, 2013
Cash Flow Information:
Net cash provided by operating activities	$67,089	$137,387
Capital expenditures	(12,925)	(20,771)
Free cash flow	$54,164	$116,616

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AECOM Technology Corporation

Reportable Segments

(unaudited - in thousands)

	Professional Technical Services	Management Support Services	Corporate	Total
Three Months Ended December 31, 2013
Revenue	$1,770,165	$183,710	$-	$1,953,875
Other direct costs	728,518	73,879	-	802,397
Revenue, net of other direct costs (non-GAAP)	1,041,647	109,831	-	1,151,478
Cost of revenue, net of other direct costs	981,686	91,594	-	1,073,280
Gross profit	59,961	18,237	-	78,198
Equity in earnings of joint ventures	34,143	1,940	-	36,083
General and administrative expenses	-	-	(23,845)	(23,845)
Operating income (loss)	$94,104	$20,177	$(23,845)	$90,436

Gross profit as a % of revenue	3.4%	9.9%	-	4.0%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	5.8%	16.6%	-	6.8%

Contracted backlog	$8,529,208	$321,820	$-	$8,851,028
Awarded backlog	8,060,827	1,535,939	-	9,596,766
Total backlog	$16,590,035	$1,857,759	$-	$18,447,794

Three Months Ended December 31, 2012
Revenue	$1,771,221	$246,051	$-	$2,017,272
Other direct costs	677,455	94,799	-	772,254
Revenue, net of other direct costs (non-GAAP)	1,093,766	151,252	-	1,245,018
Cost of revenue, net of other direct costs	1,024,490	142,410	-	1,166,900
Gross profit	69,276	8,842	-	78,118
Equity in earnings of joint ventures	5,138	777	-	5,915
General and administrative expenses	-	-	(22,102)	(22,102)
Operating income (loss)	$74,414	$9,619	$(22,102)	$61,931

Gross profit as a % of revenue	3.9%	3.6%	-	3.9%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	6.3%	5.8%	-	6.3%

Contracted backlog	$8,301,651	$726,072	$-	$9,027,723
Awarded backlog	6,974,685	1,084,725	-	8,059,410
Total backlog	$15,276,336	$1,810,797	$-	$17,087,133

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AECOM Technology Corporation

Regulation G Information

($ in millions)

Reconciliation of Revenue to Revenue, Net of Other Direct Costs

	Three Months Ended
	Dec 31, 2012	Sep 30, 2013	Dec 31, 2013
Consolidated
Revenue	$2,017.3	$2,079.1	$1,953.9
Less: Other direct costs	772.3	835.0	802.4
Revenue, net of other direct costs	$1,245.0	$1,244.1	$1,151.5

PTS Segment
Revenue	$1,771.2	$1,858.7	$1,770.2
Less: Other direct costs	677.4	748.4	728.6
Revenue, net of other direct costs	$1,093.8	$1,110.3	$1,041.6

MSS Segment
Revenue	$246.1	$220.4	$183.7
Less: Other direct costs	94.9	86.6	73.8
Revenue, net of other direct costs	$151.2	$133.8	$109.9

Reconciliation of Amounts Provided by Acquired Companies

	Three Months Ended Dec 31, 2013
	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies

Revenue, net of other direct costs – Consolidated	$1,151.5	$15.9	$1,135.6
Revenue, net of other direct costs – PTS Segment	$1,041.6	$15.9	$1,025.7

Reconciliation of EBITDA Before Goodwill Impairment to Net Income Attributable to AECOM

	Three Months Ended
	Mar 31, 2012	Jun 30, 2012	Sep 30, 2012	Dec 31, 2012	Mar 31, 2013	Jun 30, 2013	Sep 30, 2013	Dec 31, 2013
EBITDA before goodwill impairment	$101.6	$129.0	$163.9	$84.7	$102.5	$135.1	$144.5	$111.5
Less: Goodwill impairment	-	-	(336.0)	-	-	-	-	-

EBITDA	101.6	129.0	(172.1)	84.7	102.5	135.1	144.5	111.5
Less: Interest expense[1]	(11.0)	(12.5)	(10.4)	(10.4)	(11.3)	(11.0)	(9.6)	(9.8)
Add: Interest income[2]	0.4	0.4	0.4	0.4	0.5	0.4	0.4	0.4
Less: Depreciation and amortization	(25.3)	(26.1)	(26.1)	(23.9)	(23.9)	(23.6)	(23.0)	(22.2)
Income (loss) attributable to AECOM before income tax expense	65.7	90.8	(208.2)	50.8	67.8	100.9	112.3	79.9
Less: Income tax expense	16.7	21.4	16.7	12.7	14.0	30.1	35.8	23.5
Net income (loss) attributable to AECOM	$49.0	$69.4	$(224.9)	$38.1	$53.8	$70.8	$76.5	$56.4

1 Excluding related amortization
2 Included in other income

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AECOM Technology Corporation

Regulation G Information

($ in millions)

Reconciliation of Pro-forma Diluted Earnings Per Share to Diluted Earnings Per Share

Three Months Ended
Dec 31, 2013
Pro-forma diluted earnings per share	$0.37
Diluted earnings per share from non-recurring equity earnings adjustments	0.21
Diluted earnings per share	$0.58

Amounts are net of effective tax rate of 37%.

Expected Full Year Diluted Earnings Per Share from Equity Earnings Adjustments

Full Year Ending
Sep 30, 2014
Diluted earnings per share from non-recurring equity earnings adjustments	$0.21
Amortization of AECOM Arabia intangibles per share	(0.02)
Expected full year diluted earnings per share from equity earnings adjustments	$0.19

Amounts are net of effective tax rate of 37%.

Reconciliation of Total Debt to Net Debt

	Balances at
	Dec 31, 2012	Sep 30, 2013	Dec 31, 2013
Short-term debt	$18.4	$29.6	$33.5
Current portion of long-term debt	193.1	54.7	57.1
Long-term debt	1,021.8	1,089.0	1,113.4
Total debt	1,233.3	1,173.3	1,204.0
Less: Total cash and cash equivalents	591.3	600.7	681.7
Net Debt	$642.0	$572.6	$522.3

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended
	Dec 31, 2012	Mar 31, 2013	Jun 30, 2013	Sep 30, 2013	Dec 31, 2013
Net cash provided by operating activities	$67.1	$85.2	$96.1	$160.2	$137.4
Capital expenditures	(12.9)	(11.7)	(12.4)	(15.1)	(20.8)
Free Cash Flow	$54.2	$73.5	$83.7	$145.1	$116.6

	Fiscal Years Ended Sep 30,
	2011	2012	2013
Net cash provided by operating activities	$132.0	$433.4	$408.6
Capital expenditures	(78.0)	(62.9)	(52.1)
Settlement of deferred compensation plan liability	90.0	-	-
Excess tax benefit from share-based payment (associated with DCP termination)	58.0	-	-
Free Cash Flow	$202.0	$370.5	$356.5

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